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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Financial and Operating Information" and to the use of our report dated March 20, 1996, in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-4137) and related Prospectus of Charming Shoppes, Inc. for the registration of $115,000,000 of Convertible Subordinated Notes Due 2006. We also consent to the incorporation by reference in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-4137) and related Prospectus of Charming Shoppes, Inc. for the registration of $115,000,000 of Convertible Subordinated Notes Due 2006 of our report dated March 20, 1996 with respect to the consolidated financial statements of Charming Shoppes, Inc. and subsidiaries (the "Company") included in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 1996.


                                          /s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania

June 26, 1996